EXHIBIT B






            MONTHLY PAYMENT INSTRUCTIONS AND
            NOTIFICATION TO THE TRUSTEE


            THE PRUDENTIAL BANK AND TRUST COMPANY



            PB&T MASTER CREDIT CARD TRUST II

            SERIES 1994-A


            The undersigned, a duly authorized
            representative of The Prudential Bank
            and Trust Company ("PB&T"), as Servicer
            pursuant to the Pooling and Servicing
            Agreement dated as of August 1, 1994, as amended July 31, 1997, and the Series
            1994-A Supplement dated as of August 1,
            1994, as amended July 31, 1997,
            (collectively, the "Pooling and
            Servicing Agreement") by and between
            PB&T and Bankers Trust as trustee, (the
            "Trustee"), does hereby certify as
            follows:

            A)	Capitalized terms used in this
            notice have their respective meanings
            set forth in the Pooling and Servicing
            Agreement; provided, that the "Preceding
            Monthly Period" shall mean the Monthly
            Period immediately preceding the
            calendar month in which this notice is
            delivered. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing
            Agreement.  This notice is delivered
            pursuant to Section 4.08 of the Pooling
            and Servicing Agreement.

            B)	PB&T is the Servicer under the
            Pooling and Servicing Agreement.

            C)	The undersigned is a Servicing
            Officer.

            D)	The date of this notice is a
            Determination Date under the Pooling and Servicing Agreement.


            I.	INSTRUCTION TO MAKE A WITHDRAWAL

            Pursuant to Section 4.08, the Servicer
            does hereby instruct the Trustee (i) to
            make a withdrawal from the Defeasance
            Account on August 14, 1997, which date
            is a Transfer Date under the Pooling and Servicing Agreement, in an aggregate amount as set forth below in respect to the following amounts and (ii) to apply the proceeds of such withdrawal in accordance with Section 4.08:

            A) 	Pursuant to subsection 4.08 (a):
            (1) Interest at the Certificate Rate for
            the preceding Monthly Period on the
            Investor Interest
            ..................	$2,312,406.25

            (2) Deficiency Amounts
            ..................	$0.00

            B)	Pursuant to subsection 12.05:

            (1) Pay to the
            Seller............	$0.00

            Total
            ..................	$0.00



            II.	ACCRUED AND UNPAID AMOUNTS

            After giving effect to the withdrawals
            and transfers to be made in accordance
            with this notice, the following amounts
            will be accrued and unpaid with respect
            to all Monthly Periods preceding the
            current calendar month:


            A)	Subsection 4.08 (a): The aggregate
            amount of all Deficiency Amounts
            ..................	$0.00













            B-2


            IN WITNESS WHEREOF, the undersigned has
            duly executed this certificate this 5th
            day of August, 1997.


            THE PRUDENTIAL BANK AND TRUST COMPANY,
            Servicer


            By: Name:Robert R. Wood Title:  Vice
            President